Exhibit 10.3
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C. RICHARD HENRIKSEN, JR., #1466
HENRIKSEN & HENRIKSEN, P.C.
320 South 500 East
Salt Lake City, Utah 84102
Telephone: (801) 521-4145
Facsimile: (801) 355-0246

LAURENCE ROSEN
THE ROSEN LAW FIRM, P.A.
350 Fifth Avenue, Suite 5508
New York, NY  10118
Tel: (212) 686-1060
Fax: (212) 202-3827

Counsel for Plaintiffs


                              THIRD DISTRICT COURT
                         SALT LAKE COUNTY, STATE OF UTAH

Albert Kinzinger, Jr., individually and on behalf
of allothers similarly situated,                       CLASS ACTION

              Plaintiff,                               Case No. 030922608

                v.                                     Judge Dennis J. Frederick

Paradigm Medical Industries, Inc., Thomas Motter,      STIPULATION OF SETTLEMENT
Mark Miehle, Randall A. Mackey, and John Hemmer,

                 Defendants.
-----------------------------------------------------------


         This Stipulation of Settlement dated as of February 22, 2005 (the "Stipulation"), is made and entered into by and among the following Settling Parties (as defined in Section IV) to the above-entitled Litigation (as defined in Section I): (i) the proposed Representative Plaintiff (as defined in Section
IV) (on behalf of himself and each of the Class Members), by and through his counsel of record in the Litigation; and (ii) the Defendants (as defined in Section IV), by and through their counsel of record in the Litigation and Defendants' insurer U.S. Fire Insurance Company ("U.S. Fire"). The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Settled Claims (as defined in Section IV), upon and subject to the terms and conditions hereof.

I.       THE LITIGATION

         On October 14, 2003, this proposed class action ("Action") was filed in the Third District Court in Salt Lake County, Utah alleging violations of the Utah Uniform Securities Act (the "Act") ss.61-1-1(2) and ss.61-1-7 in connection with the sale of $5.0 million of Series E convertible preferred stock in a purported private placement transaction by defendant Paradigm Medical Industries, Inc. ("Paradigm") on or about July 11, 2001. The Complaint alleges misrepresentations of material fact in the sale of the Series E convertible preferred stock and a failure to register the sale with the Utah Department of Securities. The Complaint alleges that the defendants misrepresented that Paradigm had received authorization from the American Medical Association ("AMA") for a Common Procedure Terminology ("CPT") code permitting reimbursement to doctors for procedures utilizing Paradigm's Blood Flow Analyzer machine (the "BFA"). The Complaint alleges that absent a valid CPT code authorizing physician reimbursement, physicians would not purchase the BFA. The Complaint alleges that this was a material misrepresentation in the sale of the Series E convertible preferred stock.

         Two related cases were also filed in U.S.  District  Court in Salt Lake
City.  In  re  Paradigm  Med.  Indus.,  Inc.  Sec.  Litig.,   Civil  Action  No.
2:03cv448(TC) was filed on May 14, 2003 (the "Federal Class Action"); and Innovative Optics, et al v. Paradigm Med. Indus., Inc., et al., Civil Action No. 2:03cv00582 was filed on June 30, 2003 (the "Innovative Optics Action").

         The Federal Class Action alleged violations of ss.10(b) of the Securities Exchange Act of 1934 for misrepresentations of material fact similar to those alleged in this action, but covering all purchasers of Paradigm securities during the period from April 17, 2000 through November 4, 2002. The Innovative Optics complaint alleges a ss.10(b) securities claim based on the misrepresentations related to the CPT code, and also alleges additional claims. Innovative Optics sold its assets to Paradigm in return for $2.5 million of Paradigm stock in January 2002. Innovative Optics alleges that it entered into the assets for stock exchange in reliance on the alleged misrepresentations concerning the CPT code.

         In the above-captioned class action, Defendants filed a motion to dismiss the Complaint on or about December 8, 2003. The Court held a hearing on February 23, 2004 on Defendants' motion to dismiss and subsequently denied the motion. Substantial merits and class-related discovery in the action has proceeded since then. Paradigm, the AMA and the Corcoran Group, a Paradigm consultant, produced thousands of documents related to the claims asserted. The parties also exchanged interrogatories. On or about June 8, 2004, Plaintiffs filed a motion to compel document discovery by Paradigm. The Court subsequently denied the motion to compel. During the week of September 25, 2004, Plaintiff deposed third party witnesses at the AMA in Chicago on issues related to their substantive securities claims.

         On or about September 9, 2004, plaintiffs moved for class certification. Albert Kinzinger, Jr., was proposed as Representative Plaintiff; The Rosen Law Firm, P.A. was proposed as Lead Counsel; and Henriksen & Henriksen, P.C of Salt Lake City, Utah was proposed as local counsel. Defendants deposed Albert Kinzinger, Jr., on October 12, 2004 in connection with the pending class certification motion. Plaintiff's motion for class certification is still pending

         While class certification was pending, the parties herein, and the plaintiffs in the Federal Class Action and the Innovative Optics Action participated in a global mediation conference on October 21, 2004 in San Francisco before the Hon. Coleman J. Fannin (Ret.). With the assistance of Judge Fannin, plaintiffs, by their counsel, have conducted discussions and arm's length negotiations with counsel for Defendants with respect to a compromise and settlement of the Action with a view to settling the issues in dispute and achieving the best relief possible consistent with the interests of the Class. All of the parties agreed to settle all claims in the Federal Class Action, the Innovative Optics Action and this Action, subject to both the Federal Class Action settlement and the settlement in this Action receiving final court approval. The representative plaintiff herein has agreed to accept on behalf of the Series E Preferred Stock purchasers a payment of $625,000 in settlement of all claims in this action, subject to Court approval.

         Based upon their investigation as set forth above, plaintiff's Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable, and adequate to plaintiff and the Class, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits that plaintiff and the members of the Class will receive from settlement of the Action, (b) the attendant risks of litigation, and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.

II.      DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

         The Defendants have denied and continue to deny each and all of the claims and contentions alleged by the Representative Plaintiff in the Litigation. The Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, including Unknown Claims (as defined in Section IV) in the Litigation. The Defendants also have denied and continue to deny, inter alia, the allegations that the Representative Plaintiff and the Class have suffered damage, that the price of Paradigm Series E convertible preferred stock (as defined in Section IV) was artificially inflated by reasons of any alleged misrepresentation, omission or other act by Defendants, or that the Representative Plaintiff or the Class were harmed by the conduct alleged in the Complaint. Defendants have further asserted and continue to assert that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of Paradigm (as defined in Section IV) and its shareholders.

         Nonetheless, the Defendants have concluded that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation.

III. CLAIMS OF THE REPRESENTATIVE PLAINTIFF AND BENEFITS OF SETTLEMENT

         Lead Counsel and Representative Plaintiff believe that the claims asserted in the Litigation have merit and that the evidence developed to date supports the claims. However, Lead Counsel and Representative Plaintiff recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Litigation against the Defendants through trial and through appeals. Lead Counsel and the Representative Plaintiff also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as this Litigation, as well as the difficulties and delays inherent in such litigation. Lead Counsel and the Representative Plaintiff also are mindful of the inherent problems of proof under and possible defenses to the state securities law claims asserted in the Litigation. Lead Counsel and
Representative Plaintiff believe that the settlement set forth in the Stipulation confers substantial benefits upon the Class. Based on their evaluation, Lead Counsel and Representative Plaintiff have determined that the settlement set forth in the Stipulation is in the best interests of the Representative Plaintiff and the Class.

IV.      TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

         NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by the Representative Plaintiff (for himself and the Class Members) and the Defendants, by and through their respective counsel or attorneys of record, that, subject to the approval of the Court, the Litigation and the Settled Claims shall be finally and fully compromised, settled and released, and the Litigation shall be dismissed with prejudice, as to all Settling Parties, upon and subject to the terms and conditions of the Stipulation, and, if the Stipulation is approved by the Court, the Litigation will be dismissed with prejudice, with each party to bear its own costs. The Settling Parties agree, for purposes of this settlement only, to the certification of the Class (defined below) and appointment of Albert Kinzinger, Jr. as class representative under Rule 23 of the Utah Rules of Civil Procedure.

         1. Definitions

         As used in the Stipulation the following terms have the meanings specified below:

         1.1 "Authorized Claimant" means a Class Member who submits a timely and valid Proof of Claim form to the Claims Administrator.

         1.2 "Claimant" means any Class Member who files a Proof of Claim in such form and manner, and within such time, as the Court shall prescribe.

         1.3 "Claims Administrator" means FRG Information Systems Corp.

         1.4 "Class" or "Settlement Class" means all Persons who purchased or acquired Series E convertible preferred stock directly from Paradigm in a private placement transaction that closed on or about July 11, 2001. Excluded from the Class are Defendants; any director, officer, parent, subsidiary, or affiliate of Paradigm; members of the immediate families (parents, spouses, siblings, and children) of each of the Individual Defendants; any entity in which any excluded person has a controlling interest; and their legal representatives, heirs, successors, and assigns. Also excluded from the Class are any putative Class Members who exclude themselves by filing a request for exclusion in accordance with the requirements set forth in Notice of Pendency and Proposed Settlement of Class Action to be sent to the Class.

         1.5 "Class Member" or "Member of the Class" means a Person who falls within the definition of the Class as set forth in P. 1.4 of the Stipulation.

         1.6 "Defendants" means Paradigm Medical Industries, Inc. and the Individual Defendants.

         1.7 "Effective Date" means the first date by which all of the events and conditions specified in P. 7.1 of the Stipulation have been met and have occurred.

         1.8 "Escrow Agent" means FRG Information Systems Corp.

         1.9 "Individual Defendants" means Thomas Motter, Mark Miehle, Randall Mackey and John Hemmer.

         1.10  "Insurer"  means  United  States Fire  Insurance  Company  ("U.S.
Fire").

         1.11 "Judgment" means the judgment and order of dismissal with prejudice to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

         1.12 "Person" means an individual, natural person, corporation, partnership, limited partnership, association, joint stock company, joint venture, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

         1.13 "Plaintiffs' Settlement Counsel" or "Lead Counsel" means The Rosen Law Firm, P.A., 350 Fifth Avenue, Suite 5508, New York, New York 10118.

         1.14 "Plan of Allocation" means a plan or formula of allocation of the Settlement Fund whereby the Settlement Fund shall be distributed to Authorized Claimants after payment of expenses of notice and administration of the settlement, Taxes and Tax Expenses and such attorneys' fees, costs, expenses and interest as may be awarded by the Court. Any Plan of Allocation is not part of the Stipulation and the Released Parties shall have no responsibility or liability with respect thereto.

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

         1.15 "Released Parties" means any and all of the Defendants, their past or present subsidiaries, parents, successors and predecessors, officers, directors, agents, employees, attorneys, insurers, investment advisors, auditors, accountants and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of the Defendants.

         1.16 "Representative Plaintiff" means Albert Kinzinger, Jr.

         1.17 "Representative Plaintiffs' Counsel" means counsel who have appeared for any Representative Plaintiffs, any Class Member or the Class in the Litigation.

         1.18 "Settled Claims" means any and all claims, debts, demands, rights, or causes of action or liabilities whatsoever (including, but not limited to, any claims for damages, interest, attorneys' fees, expert or consulting fees, and any other costs, expenses, or liability whatsoever), whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether class or individual in nature, including both known claims and unknown claims, (i) that have been asserted in this Action by the Class Members or any of them against any of the Released Parties, or (ii) that could have been asserted in any forum by the Class Members or any of them against any of the Released Parties which arise out of or are based upon the allegations, transactions, facts, matters, or occurrences, representations or omissions involved, set forth, or referred to in the Complaint and relate to the purchase or acquisition of Paradigm Medical Industries, Inc. Series E convertible preferred stock by any Class Member in the July 11, 2001 private placement transaction.

         1.19 "Settled Defendants' Claims" means any and all claims, rights, or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known claims and unknown claims, that have been or could have been asserted in the Action or any forum by the Defendants or any of them or the successors and assigns of any of them against any of the Lead Plaintiffs, Class Members or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Action (except for claims to enforce the Settlement)

         1.20 "Settlement Fund" means the principal amount of $625,000.00 caused to be paid by Defendants pursuant to P. 2.1 of the Stipulation and delivered to the Escrow Agent, plus any accrued interest. The Escrow Agent shall invest the money received and all interest accrued shall be for the benefit of the Settlement Fund pursuant to P. 2.2.

         1.21 "Settling Parties" means, collectively, each of the Defendants and Representative Plaintiffs on behalf of themselves and the Members of the Class.

         2. The Settlement

         a. The Settlement Fund

         2.1 Within ten (10) business days of the later of: (i) entry of the Notice Order in this Action preliminarily approving the Settlement; or (ii) entry of an order in the Federal Class Action granting preliminary approval of the proposed settlement therein, the Insurer shall pay into escrow for the benefit of Plaintiffs and the Class, the sum of $625,000.00 in cash (the "Settlement Amount").

         b. The Escrow Agent

         2.2 The Escrow Agent shall invest the Settlement Fund deposited pursuant to P. 2.1 above in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then-current market rates. The Escrow Agent shall bear all risks related to investment of the Settlement Fund.

         2.3 The Escrow Agent shall not disburse the Settlement Fund except as provided in the Stipulation, by an order of the Court, or with the written agreement of counsel for Defendants and Plaintiffs' Settlement Counsel.

         2.4 Subject to further orders and/or directions as may be made by the Court, the Escrow Agent is authorized to execute such transactions on behalf of the Class Members as are consistent with the terms of the Stipulation.

         2.5 All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

         2.6 Within ten (10) days after payment of the Settlement Fund to the Escrow Agent pursuant to P. 2.1, and preliminary approval of the settlement, the Escrow Agent shall establish a "Class Notice and Administration Fund," and may deposit up to $25,000 from the Settlement Fund in it. The Class Notice and Administration Fund shall be used by Plaintiffs' Settlement Counsel to pay costs and expenses reasonably and actually incurred in connection with providing notice to the Class, locating Class Members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any. The Class Notice and Administration Fund may also be invested and earn interest as provided for in P. 2.2 of this Stipulation. Any unused portion of the Class Notice and Administration Fund shall be returned to the Settlement Fund.

         c. Taxes

         2.7 (a) Settling Parties and the Escrow Agent agree to treat the Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. ss. 1.468B-1. In addition, the Escrow Agent shall timely make such elections as necessary or advisable to carry out the provisions of this P. 2.7, including the "relation-back election" (as defined in Treas. Reg. ss.1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

         (b) For the purpose of ss. 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the "administrator" shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Settlement Fund (including without limitation the returns described in Treas. Reg. ss. 1.468B-2(k)). Such returns (as well as the election described in P. 2.7(a)) shall be consistent with this P. 2.7 and in all events shall reflect that all Taxes (including any estimated Taxes, interest or penalties) on the income earned by the Settlement Fund shall be paid out of the Settlement Fund as provided in P. 2.7(c) hereof.

         (c) All (a) Taxes (including any estimated Taxes, interest or penalties) arising with respect to the income earned by the Settlement Fund, including any Taxes or tax detriments that may be imposed upon the Defendants and all other Released Parties, or their counsel with respect to any income earned by the Settlement Fund for any period during which the Settlement Fund does not qualify as a "qualified settlement fund" for federal or state income

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

tax purposes ("Taxes"), and (b) expenses and costs incurred in connection with the operation and implementation of this P. 2.7 (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in this P. 2.7) ("Tax Expenses"), shall be paid out of the Settlement Fund; in all events the Defendants and all other Released Parties, and their counsel shall have no liability or responsibility for the Taxes or the Tax Expenses or the filing of any tax returns or other document with the IRS or any other state or local taxing authority. The Escrow Agent shall indemnify and hold each of the Defendants and all other Released Parties, and their counsel harmless for Taxes and Tax Expenses (including, without limitation, Taxes payable by reason of any such indemnification). Further, Taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Settlement Fund and shall be timely paid by the Escrow Agent out of the Settlement Fund without prior order from the Court and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts including the establishment of adequate reserves for any Taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. ss. 1 .468B-2(l)(2)); neither the Defendants nor any of the other Released Parties, nor their counsel are responsible nor shall they have any liability thereto or for any reporting requirements that may relate thereto. The parties hereto agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this P. 2.7.


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

         (d) For the purpose of this P. 2.7, references to the Settlement Fund shall include both the Settlement Fund and the Class Notice and Administration Fund and shall also include any earnings thereon.

         d. Termination of Settlement

         2.8 In the event that the Stipulation is not approved, or is terminated, canceled, or fails to become effective for any reason, the Settlement Fund (including accrued interest) and the amount remaining in the Class Notice and Administration Fund (including accrued interest, if any) less expenses actually incurred or due and owing in connection with the settlement provided for herein, shall be refunded to the Insurer as described in P. 7.5 below.

         3. Notice Order and Settlement Hearing

         3.1 Promptly after execution of the Stipulation, Plaintiffs' Settlement Counsel shall submit the Stipulation together with its Exhibits to the Court and shall apply for entry of an order (the "Notice Order"), substantially in the form of Exhibit A hereto, requesting, inter alia, the preliminary approval of the settlement set forth in the Stipulation, and approval for the mailing of a settlement notice ("Notice") and publication of a summary notice, substantially in the forms of Exhibits A-1 and A-3 hereto. The Notice shall include the general terms of the settlement set forth in the Stipulation, the proposed Plan of Allocation, the general terms of the Fee and Expense Application as defined in P. 6.1 below and the date of the Settlement Hearing as defined below. The parties agree that they will cooperate to provide notice to all Class Members who can be identified with reasonable effort.

         3.2 Plaintiffs' Settlement Counsel shall request that after notice is given, the Court hold a hearing (the "Settlement Hearing") and approve the settlement of the Litigation as set forth herein. At or after the Settlement Hearing, Plaintiffs' Settlement Counsel also will request that the Court approve the proposed Plan of Allocation and the Fee and Expense Application.

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

         4. Releases

         4.1 The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Action and any and all Settled Claims as against all Released Parties and any and all Settled Defendants' Claims.

         4.2 Upon the Effective Date of this Settlement, the Representative Plaintiffs and each Member of the Class on behalf of themselves, their heirs, executors, administrators, successors, and assigns, shall, with respect to each and every Settled Claim, release and forever discharge, and shall forever be enjoined from prosecuting, any Settled Claims against any of the Released Parties.

         4.3 Upon the Effective Date of this Settlement, each of the Defendants, on behalf of themselves and the Released Parties, shall release and forever discharge each and every of the Settled Defendants' Claims, and shall forever be enjoined from prosecuting the Settled Defendants' Claims.

         5.   Administration  and  Calculation  of  Claims,   Final  Awards  and
Supervision and Distribution of Settlement Fund

         5.1 The Claims Administrator, acting on behalf of the Class, and subject to such supervision and direction of the Court or Lead Counsel as may be necessary or as circumstances may require, shall administer and calculate the claims submitted by Class Members and shall oversee distribution of the Net Settlement Fund (defined below) to Authorized Claimants. This is not a claims made settlement and if all conditions under this Stipulation are satisfied and the settlement receives final approval and is not overturned on appeal or overturned as a result of further proceedings on remand, or successfully collaterally attacked, no portion of the Settlement Fund will be returned to the Insurer, Defendants or other contributors to the Settlement Fund.

         5.2 The Settlement Fund shall be applied as follows:

         (a) to pay all the costs and expenses reasonably and actually incurred in connection with providing notice, locating Class Members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Net Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any;

         (b) to pay the Taxes and Tax Expenses described in P. 2.7 above;

         (c) to pay counsel to Representative Plaintiffs attorneys' fees, expenses and costs with interest thereon (the "Fee and Expense Award"), if and to the extent allowed by the Court; and

         (d) to distribute the balance of the Settlement Fund (the "Net Settlement Fund") to Authorized Claimants as allowed by the Stipulation, the Plan of Allocation, or the Court.

         5.3 Upon the Effective Date and thereafter, and in accordance with the terms of the Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the following.

         5.4 Within ninety (90) days after the mailing of the Notice or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the Claims Administrator a completed
Proof of Claim and Release, substantially in the form of Exhibit A-2 hereto, signed under penalty of perjury and supported by such documents as specified in the Proof of Claim and Release and as are reasonably available to the Authorized Claimant.

         5.5 Except as otherwise ordered by the Court, all Class Members who fail to timely submit a Proof of Claim and Release within such period, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to this Stipulation and the settlement set forth herein, but will in all other respects be subject to and bound by the provisions of this Stipulation, the releases contained herein, and the Judgment.

         5.6 The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with a Plan of Allocation to be described in the Notice and approved by the Court. However, if there is any balance remaining in the Net Settlement Fund after six (6) months from the date of distribution of the Net Settlement Fund (whether by reason of tax refunds, uncashed checks or otherwise) Plaintiffs' Settlement Counsel shall reallocate such balance among Authorized Claimants in an equitable and economic fashion. Thereafter, any balance which still remains in the Net Settlement Fund shall be donated to an appropriate non-profit organization.

         5.7 The Defendants and all other Released Parties, and their counsel shall have no responsibility for, interest in, or liability whatsoever with respect to the investment or distribution of the Net Settlement Fund, the Plan of Allocation, the determination, administration, or calculation of claims, the payment or withholding of Taxes, or any losses incurred in connection therewith. No Person shall have any claim of any kind against Defendants or any other Released Parties, or their counsel with respect to the matters set forth in this paragraph, and the Class Members and Representative Plaintiffs' Counsel release Defendants and all other Released Parties, and their counsel from any and all liability arising from or with respect to the investment or distribution of the Settlement Fund.

         5.8 No Person  shall  have any  claim  against  Plaintiffs'  Settlement
Counsel or any claims administrator, or Defendants and all other Released Parties, or their counsel, based on the distributions made in accordance with this Stipulation and the settlement contained herein, the Plan of Allocation, or further orders of the Court.

         5.9 It is understood and agreed by the Settling Parties that any proposed Plan of Allocation of the Net Settlement Fund including, but not limited to, any adjustments to an Authorized Claimant's claim set forth therein, is not a part of the Stipulation and is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation, and any order or proceeding relating to the Plan of Allocation shall not operate to terminate or cancel the Stipulation or affect the finality of the Court's Judgment approving the Stipulation and the settlement set forth therein, or any other orders entered pursuant to the Stipulation.

         6.   Representative   Plaintiff's   Counsel's   Attorneys'   Fees   and
Reimbursement of Expenses

         6.1 The Representative Plaintiff or Representative Plaintiff's Counsel may submit an application or applications (the "Fee and Expense Application") for distributions to them from the Settlement Fund for: (a) an award of attorneys' fees; plus (b) reimbursement of actual expenses and costs, including the fees of any experts or consultants incurred in connection with prosecuting the Litigation, plus any interest on such attorneys' fees, costs and expenses at the same rate and for the same periods as earned by the Settlement Fund (until paid) as may be awarded by the Court. Representative Plaintiff's Counsel reserves the right to make additional applications for fees and expenses incurred to be paid from the Settlement Fund.

         6.2 The attorneys' fees, expenses and costs, including the fees of experts and consultants, as awarded by the Court, shall be paid to Plaintiffs' Settlement Counsel from the Settlement Fund, as ordered, immediately after the Court executes an order awarding such fees and expenses. Plaintiffs' Settlement Counsel shall thereafter allocate the attorneys' fees amongst Representative Plaintiff's Counsel in a manner in which they in good faith believe reflects the contributions of such counsel to the Litigation. In the event that the Effective Date does not occur, or the Judgment or the order making the Fee and Expense Award is reversed or modified, or the Stipulation is cancelled or terminated for any other reason, and in the event that the Fee and Expense Award has been paid to any extent, then Representative Plaintiff's Counsel shall within five (5) business days from receiving notice from Defendants' counsel or from a court of appropriate jurisdiction, refund to the Settlement Fund, the fees, expenses and costs awarded by the Court plus interest thereon at the same rate as earned on the Settlement Fund in an amount consistent with such reversal or modification. Each such Representative Plaintiff's Counsel's law firm, as a condition of receiving such fees and expenses, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph. The provisions of this paragraph shall be a joint and several obligation of all of the Representative Plaintiff's Counsel.

         6.3 The procedure for and the allowance or disallowance by the Court of any applications by Representative Plaintiff's Counsel for attorneys' fees, costs and expenses, including the fees of experts and consultants, to be paid out of the Settlement Fund, are not part of the settlement set forth in the Stipulation, and are to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in the Stipulation. Any order or proceeding relating to the Fee and Expense Application, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate or cancel the Stipulation, or affect or delay the finality of the Judgment approving the Stipulation and the settlement of the Litigation set forth therein.

         6.4  Defendants   and  all  other   Released   Parties  shall  have  no
responsibility for, and no liability whatsoever with respect to, any payment to Plaintiff's Settlement Counsel from the Settlement Fund or otherwise.

         6.5 Defendants and all other Released Parties shall have no responsibility for, and no liability whatsoever with respect to the allocation among Representative Plaintiff's Counsel, and/or any other Person who may assert some claim thereto, of any Fee and Expense Award that the Court may make in the Litigation.

         7. Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

         7.1 The "Effective Date" of Settlement shall be the date when all the following shall have occurred:

         (a) approval by the Court of the Settlement, following notice to the Class and a hearing, as prescribed by Rule 23 of the Utah Rules of Civil Procedure;

         (b) entry by the Court of the Judgment, substantially in the form set forth in Exhibit B annexed hereto, and the expiration of any time for appeal or review of such Judgment, or, if any appeal is filed and not dismissed, after such Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the Court enters an order and final judgment in form other than that provided above ("Alternative Judgment") and none of the parties hereto elect to terminate this Settlement, the date that such Alternative Judgment becomes final and no longer subject to appeal or review;

         (c) final approval by the United States District Court for the District of Utah of the settlement in the Federal Class Action, after all appeals have been exhausted or the time for all such appeals shall have expired; and

         (d)  entry  of  a  settlement   agreement  between  the  plaintiff  and
defendants in the Innovative Optics Action.

         7.2 Simultaneously herewith, Plaintiffs' Settlement Counsel, Defendants' Counsel, and U.S. Fire are executing a "Supplemental Agreement" setting forth certain conditions under which this Settlement may be terminated by U.S. Fire if the aggregate "dollar value" of the claims held by individuals or entities who excluded themselves from the Class herein or the class in the Federal Class Action equals or exceeds a certain amount. The Supplemental Agreement shall not be filed prior to the Settlement Fairness Hearing unless a dispute arises as to its terms. In the event of a termination of this Settlement pursuant to the Supplemental Agreement, this Stipulation shall become null and void and of no further force and effect and the provisions of P. 7.6 shall apply. Notwithstanding the foregoing, the Stipulation shall not become null and void as a result of the election by U.S. Fire to exercise their option to withdraw from the Stipulation pursuant to the Supplemental Agreement until the conditions set forth in the Supplemental Agreement have been satisfied.

         7.3 Upon the occurrence of all of the events referenced in P. 7.1 above, any and all remaining interest or right of Defendants in or to the Settlement Fund, if any, shall be absolutely and forever extinguished.

         7.4 If one or more of the conditions specified in P. 7.1 are not met, then the Stipulation shall be canceled and terminated subject to P. 7.6 unless Plaintiff's Settlement Counsel and counsel for Defendants mutually agree in writing to proceed with the Stipulation.

         7.5 Unless otherwise ordered by the Court, in the event the Stipulation shall terminate, or be canceled, or shall not become effective for any reason, within ten (10) days after written notification of such event is sent by counsel for Defendants or Plaintiff's Settlement Counsel to the Escrow Agent, the Settlement Fund (including accrued interest), plus any amount then remaining in the Class Notice and Administration Fund (including accrued interest), less expenses and any costs which have either been disbursed pursuant to P. 2.6 hereto, or are chargeable to the Class Notice and Administration Fund, shall be refunded by the Escrow Agent pursuant to written instructions from counsel to the persons paying the same. At the request of counsel to Defendants, the Escrow Agent or its designee shall apply for any tax refund owed to the Settlement Fund and pay the proceeds, after deduction of any fees or expenses incurred in connection with such application(s) for refund, to the persons paying the same.

         7.6 Except as otherwise provided herein, if the Settlement is terminated, then the parties to this Stipulation shall be deemed to have reverted to their respective status in the Action as of October 21, 2004 and, except as otherwise expressly provided, the parties shall proceed in all respects as if this Stipulation and any related orders had not been entered.

         7.7 If the Effective Date does not occur, or if the Stipulation is terminated pursuant to its terms, neither the Representative Plaintiff nor Representative Plaintiff's Counsel shall have any obligation to repay any amounts actually and properly disbursed from the Class Notice and Administration Fund. In addition, any expenses already incurred and properly chargeable to the Class Notice and Administration Fund pursuant to P. 2.6 hereof at the time of such termination or cancellation but which have not been paid, shall be paid by the Escrow Agent in accordance with the terms of the Stipulation prior to the balance being refunded in accordance with P. 7.5 above.

         7.8 In the event of the entry of a final order of a court of competent jurisdiction determining the transfer of the Settlement Fund, or any portion thereof, by or on behalf of any Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction, then, as to such Defendant, the releases given and Judgment entered in favor of such Defendant pursuant to this Stipulation shall be null and void.

         8. Miscellaneous Provisions

         8.1 The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

         8.2 The parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Litigation. The settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim or defense. The Settling Parties agree that the amount paid to the Settlement Fund and the other terms of the settlement were negotiated in good faith by the Settling Parties, and reflect a settlement that was reached voluntarily after consultation with competent legal counsel. While retaining their right to deny that claims advanced in the Litigation were meritorious, Defendants in any statement to any media representative, whether or not for attribution, will not deny that, based upon the publicly available information at the time, the Litigation was filed in good faith and in compliance with Rule 11 of the Utah Rules of Civil Procedure. The Settling Parties agree that in any statement to the media, the Settling Parties will not characterize the prosecution or defense of the Litigation as frivolous or in bad faith. The Final Judgment will contain a statement that during the course of the Litigation, the parties and their respective counsel at all times complied with the requirements of Utah Rule of Civil Procedure 11.

         8.3 Neither the Stipulation nor the settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal. Defendants may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim. Defendants have denied and continue to deny each and every claim alleged in the Litigation.

         8.4 Any stipulations made and orders entered during the course of the Litigation relating to the confidentiality of information shall survive this Stipulation.

         8.5 Within thirty (30) business days following the Effective Date, Plaintiffs' Settlement Counsel shall destroy any documents provided by
Defendants to Plaintiffs in the Litigation and confirm such destruction in writing to counsel for Defendants.

         8.6 All of the Exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

         8.7 The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest and approval by the Court.

         8.8 This Stipulation and the Exhibits hereto and the Supplemental Agreement constitute the entire Stipulation among the parties hereto and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits, other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each party shall bear its own costs and attorneys' fees.

         8.9 Plaintiff's Settlement Counsel, on behalf of the Class, are expressly authorized by the Representative Plaintiffs to take all appropriate action required or permitted to be taken by the Class pursuant to the Stipulation to effectuate its terms and also are expressly authorized to enter into any modifications or amendments to the Stipulation on behalf of the Class which they deem appropriate.

         8.10 Each counsel or other Person executing the Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

         8.11 The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

         8.12 The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

         8.13 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and all parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the settlement embodied in the Stipulation.

         8.14 This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Utah, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Utah without giving effect to that State's choice-of-law principles.

         IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of February 22, 2005.


THE ROSEN LAW FIRM, P.A.


/s/Laurence Rosen
-----------------

THE ROSEN LAW FIRM, P.A.
Laurence Rosen, Esq.
350 Fifth Avenue, Suite 5508
New York, NY  10118
Tel: (212) 686-1060
Fax: (212) 202-3827
lrosen@rosenlegal.com

Plaintiff's Settlement Counsel

PARADIGM MEDICAL INDUSTRIES, INC.


/s/John Y. Yoon
---------------
By:John Y. Yoon
Title: President and Chief
Executive Officer


U.S. FIRE INSURANCE COMPANY


/s/Eduard Hahn
--------------
By:Eduard Hahn
Title:



/s/Randall A. Mackey
--------------------
Randall A. Mackey, individually



/s/Thomas Motter
----------------
Thomas Motter, individually



/s/John Hemmer
--------------
John Hemmer, individually



/s/Mark Miehle
--------------
Mark Miehle, individually